                                                      Exhibit 99.2

                    Schedule B
                     6/1/07
                     Block 1
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       Quantity                     Price
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           1                         48.5
                      Block 2
       Quantity                     Price
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          300                        49.70
          100                        49.70
          1000                       49.70
          500                        49.70
          500                        49.70
          100                        49.70
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                      Block 3
       Quantity                     Price
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          2500                       49.80
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                      Block 4
       Quantity                     Price
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          2500                       49.69
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                      Block 5
       Quantity                     Price
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          500                        49.85
          200                        49.85
          200                        49.85
          200                        49.85
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                      Block 6
       Quantity                     Price
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          100                        49.82
          400                        49.80
          100                        49.82
          600                        49.81
          200                        49.81
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